EXHIBIT 99.2



                                RFS BANCORP, INC.
                               HOLDING COMPANY FOR
                             REVERE FEDERAL SAVINGS
                             REVERE , MASSACHUSETTS

                          PROPOSED MARKETING MATERIALS

                             Marketing Materials for
                                RFS Bancorp, Inc.
                             Revere , Massachusetts


                                Table of Contents

I.   Press Release

     A.   Explanation
     B.   Schedule
     C.   Distribution List
     D.   Press Release Examples

II.  Advertisements
     A.   Explanation
     B.   Schedule
     C.   Advertisement Examples

III. Question and Answer Brochure
     A.   Explanation
     B.   Quantity and Method of Distribution
     C.   Example

IV.  Officer and Director Support Brochure
     A.   Explanation
     B.   Method of Distribution
     C.   Example

V.   IRA Mailing
     A.   Explanation
     B.   Quantity and Method of Distribution
     C.   IRA Mailing Example

VI.  Counter Cards and Lobby Posters
     A.   Explanation
     B.   Quantity

VII. Invitations

     A.   Explanation
     B.   Quantity - Method of Distribution
     C.   Examples

                               I. Press Releases

     A.   Explanation

          In an effort to assure that all customers, community members and other interested investors receive prompt accurate information in a simultaneous manner, the Bank will forward press releases to area newspapers, radio stations, etc. at various points during the Conversion and Reorganization process.

          Only press releases approved by Issuer's Counsel and the OTS will be forwarded for publication in any manner.

     B.   Schedule

          1.   Approval of Conversion and Reorganization

          2.   Close of Stock Offering

                      National and Local Distribution List

The Bank should provide a supplemental distribution list that includes all local newspapers that it considers to be within its market area.


                                (TO BE PROVIDED)

Press Release                              FOR IMMEDIATE RELEASE
                                           ---------------------
                                           For More Information Contact:
                                           James J. McCarthy
                                           President and Chief Executive Officer
                                           Revere Federal Savings
                                           (781) 284-7777



                             REVERE FEDERAL SAVINGS

               REORGANIZATION FROM MUTUAL HOLDING COMPANY TO STOCK

              HOLDING COMPANY APPROVED RECEIVES REGULATORY APPROVAL


     James J. McCarthy, President and Chief Executive Officer of Revere Federal Savings (the "Bank"), Revere, Massachusetts, announced today that Revere Federal Savings and its holding company, Revere, MHC, have received approval from the Office of Thrift Supervision to reorganize into a "two-tier" mutual holding company. As part of the reorganization, Revere Federal Savings will convert to stock savings bank and become a wholly-owned subsidiary of, RFS Bancorp, Inc., a federal corporation.

     Pursuant to the stock issuance plan, RFS Bancorp, Inc. is offering up to 590,496 shares of its common stock, at a price of $10.00 per share. The stock will be offered on a priority basis to depositors of at least $50 of the Bank on December 31, 1996, depositors of at least $50 of the Bank on September 30, 1998, Revere Federal Savings' Employee Stock Ownership Plan and depositors and borrowers of the bank on October 31, 1998. If any shares remain, stock will then be offered to non- customers who reside in Revere, Massachusetts. The Subscription and Community Offering (together, the "Offering") will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Prospectuses describing, among other things, the terms of the Offering will be mailed to eligible depositors of the Bank on or about November 20, 1998.

     According to Mr. McCarthy, "Our day to day operations will not change as a result of the reorganization and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers or members of the community with questions concerning the reorganization should call the Stock Information Center at (781) 284-7777, or visit the Bank's main office at 310 Broadway in Revere .

THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE STOCK OF RFS BANCORP, INC. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Press Release                              FOR IMMEDIATE RELEASE
                                           ---------------------
                                           For More Information Contact:
                                           James J. McCarthy
                                           President and Chief Executive Officer
                                           Revere Federal Savings
                                                  (781) 284-7777

            RFS BANCORP, INC. COMPLETES REORGANIZATION AND STOCK SALE

     Revere , Massachusetts - (_______, 1998) James J. McCarthy, President and Chief Executive Officer of Revere Federal Savings (the "Bank"), announced today that RFS Bancorp, Inc. (the "Company"),the holding company for the Bank, completed its stock offering on _________, 1998. In connection with the Bank's Conversion and Reorganization. __________ shares were sold at $10.00 per share in connection with the stock offering.

     Mr. McCarthy indicated that the board of directors of the Bank want to express their thanks for the response to the stock offering and that the Bank looks forward to continuing to serve the needs of its customers and the community as a stock institution. The offering was managed by Trident Securities, Inc. The stock is expected to commence trading on the OTC Bulletin Board under the symbol "RFSB" on ___________, 1998.

                          II. Advertisements (Optional)

A.   Explanation

     The intended use of the attached advertisement "A" is to notify the Bank's customers and members of the local community that the Conversion and Reorganization offering is underway.

     The intended use of advertisement "B" is to remind the Bank's customers and members of the local community of the closing date of the stock offering.

B.   Media Schedule

     1. Advertisement A - To be run immediately following regulatory approval and run as often as weekly thereafter.

     2. Advertisement B - To be run during the last week of the subscription offering.

     The Bank may, depending upon the response from customers and the community, choose to run fewer ads or no ads at all.

Advertisement (A)

     This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the Prospectus. These shares have not been approved or disapproved by the Federal Deposit
   Insurance Corporation or the Office of Thrift Supervision, nor has the FDIC
       or OTS passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.



NEW ISSUE

_______, 1998


                                 ________ SHARES

                     These shares are being offered pursuant
               to a Plan of Conversion and Reorganization whereby

                             REVERE FEDERAL SAVINGS

                           Revere, Massachusetts will
              reorganize into a two-tier mutual holding company and
                       become a wholly-owned subsidiary of

                                RFS BANCORP, INC.

                                  COMMON STOCK


                                 ---------------

                             PRICE $10.00 PER SHARE

                                 ---------------


                            TRIDENT SECURITIES, INC.

                For a copy of the prospectus call (781) ________.

Copies of the Prospectus may be obtained in any State in which this announcement is circulated from the undersigned or such other brokers and dealers as may legally offer these securities in such state.

Advertisement (B)



                                   ATTENTION:

                  REVERE FEDERAL SAVINGS'S ELIGIBLE DEPOSITORS

                        _____________, IS THE DEADLINE TO
                        ORDER STOCK OF RFS BANCORP, INC.


                  Eligible depositors of Revere Federal Savings
                        have the opportunity to invest in
                      Revere Federal Savings by subscribing
                    for common stock in its holding company,


                                RFS BANCORP, INC.

                  A Prospectus relating to these securities is
                    available at our office or by calling our
                Stock Information Center at (781) _____________.

        This announcement is not an offer to sell or a solicitation of an offer to buy the stock of RFS Bancorp, Inc. The offer is made only by the Prospectus. The shares of Common Stock are not deposits or savings accounts and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

                        III. Question and Answer Brochure

A.   Explanation

     The Question and Answer brochure is an essential marketing piece in any Conversion and Reorganization. It serves to answer some of the most commonly asked questions in "plain, everyday language". Although most of the answers are taken verbatim from the Prospectus, it saves a prospective investor from searching for the answer to a simple question.

B.   Method of Distribution

     There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

     1. A Question and Answer brochure is sent out in the initial mailing to all eligible account holders of the Bank.

     2.   Question and Answer brochures are available at the Bank.

     3. Question and Answer brochures are distributed in information packets at community meetings.

     4. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

                             Revere Federal Savings
                             Revere , Massachusetts

     Questions and Answers Regarding the Subscription and Community Offering

This information is neither an offer to sell nor a solicitation of an offer to buy securities. The offer is made only by the Prospectus. A Prospectus can be obtained at any Revere Federal Savings office or by calling the Revere Federal Savings Stock Information Center at (781)________. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                  MUTUAL TO STOCK CONVERSION AND REORGANIZATION

The Bank's Board of Directors and the Mutual Holding Company's Board of Trustees have voted to convert to a two-tier mutual holding company and the Mutual Company's Corporators have approved it. Complete details on the Conversion and Reorganization, including reasons for conversion and reorganization, are contained in the Prospectus. We ask you to please read it carefully.

This brochure is provided to answer basic questions you might have about the Conversion and Reorganization. Remember, the Conversion and Reorganization will not affect the rate on any of your savings accounts or loans.

                         THE OFFERING AND REORGANIZATION

1.   Q.   What is the purpose of the Stock Offering?

     A. We are selling shares of common stock so that we can raise capital to grow and compete more effectively in our market area, and so that our depositors, employees, management and directors may obtain an equity ownership in the Bank. As part of the reorganization, you will have the opportunity to become a stockholder of the Stock Company, which will allow you to share indirectly in the future earnings and growth of our Bank. The capital raised in the stock offering will enable us to expand our lending and investment activities, and may be used to establish or acquire new branch offices or acquire other financial institutions.

2.   Q.   Will the  transaction be beneficial to the  communities  that the Bank serves?

     A. Management believes that the Offering is in the best interest of the various communities that Revere Federal Savings serves because following the stock offering it is anticipated that a significant portion of the Common Stock will be owned by local residents desiring to share in the ownership of a local community financial institution. Management desires that a significant portion of the shares of common stock sold in the Offering will be sold to residents of the Savings Bank's "Local Community."

3.   Q.   Will the transaction have any effect on savings accounts, certificates of deposit or loans with Revere Federal Savings?

     A. No. The transaction will not change the amount, interest rate or withdrawal rights of savings and checking accounts or certificates of deposit. The rights and obligations of borrowers under their loan agreements will not be affected.

4.   Q.   Will the Offering cause any changes in personnel or management?

     A.   No.  The  Offering   will  not  cause  any  changes  in  personnel  or
          management. The normal day-to-day operations will continue as before.


                    THE SUBSCRIPTION AND COMMUNITY OFFERINGS

5.   Q.   What are the Subscription and Community Offerings?

     A. Under the Stock Issuance Plan adopted by Revere Federal Savings, consistent with the board's objective for Revere Federal Savings to remain a locally owned financial institution, the Holding Company is offering shares of stock to certain current and former customers of the Bank and to the Company's Employee Stock Ownership Plan ("ESOP") in the Subscription Offering. Shares which are not subscribed for in the Subscription Offering, if any, may be offered to the general public in a Community Offering with preference given to natural persons who are residents of Revere , Franklin, Medfield and Millis, Massachusetts. The Subscription Offering and Community Offering, if conducted, are being managed by Trident Securities, Inc. It is anticipated that any shares not subscribed for in either the Subscription or Community Offerings may be offered for sale in a Syndicated Community Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.

6.   Q.   Who is entitled to buy RFS Bancorp, Inc. common stock?

     A. The shares are being offered pursuant to the Plan of Conversion on a priority basis to: (i) persons who had one or more deposit accounts with us with the aggregate balances of at least $50 on December 31, 1996; (ii) Service Bancorp's Employee Stock Ownership Plan (the "ESOP"); (iii) persons who had one or more deposit accounts with us with the aggregate balances of at least $50 on June 30, 1998; and (iv) depositors and borrowers of the bank on , 1998.

7.   Q.   How many shares of stock are being offered?

     A. RFS Bancorp, Inc. is offering 446,500 shares of common stock at a price of $10.00 per share. The number of shares may be reduced to as low as 379,525 or increased to as much as 513,475 in response to the independent appraiser's final determination of the consolidated pro forma market value of Revere Federal Savings and RFS Bancorp, Inc. at closing. Under certain circumstances, to reflect changes in market and financial conditions after the beginning of the Offering, the number of shares may be increased to up to 590,496 shares.

8.   Q.   How was it determined  that between  379,525 shares and 513,475 shares of stock would be issued at $10.00 per share?

     A. The price range was determined through an appraisal of Revere Federal Savings by RP Financial, an independent appraisal firm specializing in the thrift industry.

9.   Q.   How much  stock do the  directors  and  executive  officers  of Revere
          Federal Savings intend to purchase through the Subscription Offering?

     A. Directors, Trustees and executive officers and their associates intend to purchase $ (8.2% of 446,500 shares at the midpoint of the offering) of the stock to be offered in the Conversion and Reorganization. The purchase price paid by these individuals will be the same as that paid by customers and the general public.

10.  Q.   Will there be any dividends paid on the stock?

     A. The Board of Directors of the stock company currently does not intend to pay cash dividends on its common stock.


                             BECOMING A STOCKHOLDER

11.  Q.   How do I subscribe for shares of stock?

     A. Eligible customers wishing to subscribe for RFS Bancorp, Inc. common stock must complete a Stock Order Form and return it to the Bank along with full payment or appropriate instructions authorizing a withdrawal from a deposit account at Revere Federal Savings on or prior to the close of the Subscription Offering which is 12:00 noon, Massachusetts time on December __, 1998. If shares remain available for sale after the expiration of the Subscription Offering, they will be offered in the Community Offering, which will begin as soon as practicable after the end of the Subscription Offering. Members of the public who wish to order stock directly from the Bank in the Community Offering should return their Stock Order Form and accompanying payment to Revere Federal Savings as soon as possible after the Community Offering begins because it may terminate at any time after it begins. Members of the general public should contact the Stock Information Center at
          (781)_________ for additional information.

12.  Q.   How can I pay for the shares?

     A. First, you may pay for your stock by cash, check, bank draft, negotiable order of withdrawal or money order. These funds will earn interest at the Bank's passbook rate from the day we receive them until the completion or termination of the offering. Stock orders accompanied by cash must be delivered in person to the Bank's office.

          Second,  you may  authorize  us to  withdraw  funds  from your  Revere
          Federal Savings savings account or certificate of deposit without early withdrawal penalty. These funds will continue to earn interest at the rate in effect for your account until completion of the offering at which time your funds will be withdrawn for your purchase. Funds remaining in this account (if any) will continue to earn interest at the contractual rate unless the withdrawal reduces the account balance below the applicable minimum in which case you will receive interest at the passbook rate. A hold will be placed on your account for the purchase amount you specify on the stock order form. You will not have access to these funds from the day we receive your order until the completion or termination of the offering.

13.  Q.   How much stock can I buy during the offering period?

     A. The minimum number of shares that may be purchased is 25 shares. No Stock Order Form will be accepted for less than $250. No person or group of persons acting in concert may purchase more than $150,000 worth of Common Stock

14.  Q.   When must I place my order for shares of stock?

     A. To exercise subscription rights in the Subscription Offering, a Stock Order Form must be received with full payment for all shares subscribed for not later than 12:00 noon, Massachusetts time on December __, 1998.

15.  Q.   Will I receive interest on funds I submit for stock purchases?

     A. Yes. Revere Federal Savings will pay its current passbook rate from the date funds are received (with a completed Stock Order Form) during the Subscription Offering until completion or termination of the Conversion and Reorganization.

16.  Q.   Can I purchase stock using funds in an IRA account?

     A. Yes. To use such funds to subscribe for stock, you need to establish a self-directed IRA with an outside trustee. When properly executed, there will be no early withdrawal or tax consequences associated with this transaction. Contact the Stock Information Center for further information at (508) _________. It takes several days to process the necessary IRA forms and therefore it is necessary that your response be received by December ___, 1998 to accommodate your interest.

17.  Q.   Must I pay a commission on the stock for which I subscribe?

     A. You will not pay a commission on stock purchased in the Subscription Offering. Conversion and Reorganization expenses, including commissions, will be deducted from the proceeds of the offering upon completion of the Conversion and Reorganization.

18.  Q.   Will the FDIC  (Federal  Deposit  Insurance  Corporation)  insure  the shares of stock?

     A. No. The shares are not and may not be insured by the FDIC. However, the FDIC will continue to insure savings accounts and certificates of deposit at Revere Federal Savings up to the applicable limits allowed by law.

19.  Q.   If I buy stock in the Offering, how would I go about buying additional shares or selling shares in the aftermarket?

     A. RFS Bancorp, Inc. has received conditional approval to have the Common Stock quoted on the OTC Bulletin Board under the symbol "RFSB" Therefore, once the stock has commenced trading, interested investors may contact any broker to buy or sell shares.

20.  Q.   Are the subscription rights transferable to another party?

     A. No. Pursuant to state regulations, subscription rights granted in the Subscription Offering may be exercised only by the person(s) to whom they are granted. Any person found to be transferring subscription rights will be subject to forfeiture of such rights.

21.  Q.   May I  obtain  a loan  from  Revere  Federal  Savings  using  stock as collateral to pay for my shares?

     A. No. State regulations do not allow Revere Federal Savings to make loans for this purpose, but other financial institutions could make a loan for this purpose.

22.  Q.   I closed my account  several  months  ago.  Someone  told me that I am still eligible to buy stock. Is that true?

     A. If you were an account holder with at least $50 on deposit at Revere Federal on December 31, 1996 or September 30, 1998, or you were either a borrower or depositor at Revere Federal on October 31, 1998, you are entitled to subscribe for stock without regard to whether you continue to hold your Revere Federal Savings account.

23.  Q.   If I have misplaced my Stock Order Form what should I do?

     A. Revere Federal Savings will mail you another order form or you may obtain one from any of our offices. If you need assistance in obtaining or completing a Stock Order Form, a Revere Federal Savings employee will be happy to help you.

24.  Q.   How can I get further information concerning the stock offering?

     A. You may call the Stock Information Center, at (781)________ for further information or for a copy of any of the offering information.




THE STOCK IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                        IV. Officer and Director Brochure

     A.   Explanation

          An Officer and Director Brochure merely highlights in brochure form the purchase commitments shown in the Prospectus.

     B.   Quantity

          An Officer and Director brochure is proposed to be sent out in the initial mailing to all eligible depositors of the Bank along with the Prospectus. Alternatively, the information contained in this brochure may be combined with the Question and Answer brochure.

                         DIRECTOR AND EXECUTIVE OFFICER
                               INTENDED PURCHASES

                                                                         Number of                  Percent
Name                                 Aggregate Purchase Price             Shares                  at Midpoint
----                                 ------------------------             ------                  -----------
Arno P. Bommer
Ernest P. Becker
Theodore E. Charles
Anthony R. Conte
Carmen R. Mattuchio
James J. McCarthy
Michael O'Brien
Angelo A. Todisco
John D. Verrengia

Other Executive
officers of
 the Bank as a
 group (2 persons)

                            V. IRA Mailing (Optional)

     A.   Explanation

          A special IRA mailing is proposed to be sent to all IRA customers of the Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Bank.

     B.   Quantity

          One IRA letter is proposed to be mailed to each IRA customer of the Bank. These letters would be mailed following regulatory approval of the Conversion and Reorganization and after each customer or stockholder has received the initial mailing containing a Prospectus.

     C.   Example - See following page.

                        Revere Federal Savings Letterhead

                                 ________, 1998


Dear Individual Retirement Account Participant:

     As you know, Revere Federal Savings (the "Bank") is in the process of offering stock in connection with the Bank's reorganization into a "two-tier" mutual holding company structure. Through the Conversion and Reorganization, certain current and former customers have a right to purchase shares of common stock of RFS Bancorp, Inc. (the "Company") in a Subscription Offering. The Company currently is offering up to 513,475 shares, subject to adjustment, of the Company at a price of $10.00 per share.

     As the holder of an individual retirement account ("IRA") at the Bank, you have an opportunity to become a stockholder in the Company using some or all of the funds being held in your IRA. If you desire to purchase shares of common stock of the Company through your IRA, the Bank can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

     If you are interested in receiving more information on self-directing your IRA, please contact our Stock Information Center at (781) ____________. Because it may take several days to process the necessary IRA forms, a response is requested by _______, 1998 to accommodate your interest.

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy RFS Bancorp, Inc. Common Stock. The offer is made only by the Prospectus, which was recently mailed to you. THE SHARES OF RFS BANCORP, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                       VI. Counter Cards and Lobby Posters

     A.   Explanation

          Counter cards and lobby posters serve two purposes: (1) As a notice to the Bank's customers and members of the local community that the stock sale is underway and (2) to remind customers and members of the local community of the end of the Subscription and Community Offerings.

     B.   Quantity

          Approximately 2 - 3 Counter cards may be used in each branch location.

          Approximately 1 - 2 Lobby posters may be used at each branch office.

     C.   Example

C.                                                                  POSTER
                                                                    OR
                                                                    COUNTER CARD



                                RFS Bancorp, Inc.

                               Holding Company for

                             Revere Federal Savings


                            "STOCK OFFERING MATERIALS
                                 AVAILABLE HERE"


                           Subscription Offering Ends

                                  _______, 1998

                                VII. Invitations

     A.   Explanation

          In order to educate customers and the public about the stock offering, the Bank may hold several Community Meetings in various locations. In an effort to target a group of interested investors Trident will request that each Director and Officer of the Bank submit a list of prospective investors that he/she would like to invite to a Community Meeting.

          Prospectuses are given to each prospect at the Community meeting.

     B.   Quantity and Method of Distribution

          An invitation is mailed to each prospect.

                       The Trustees, Officers & Employees

                                       of

                             Revere Federal Savings

                              cordially invite you

                         to attend a brief presentation

                         regarding the stock offering of

                                RFS Bancorp, Inc.

                                Please join us at

                                      Place

                                     Address

                                       on

                                      Date

                                     at Time

                               for hors d'oeuvres

R.S.V.P. by December 1, 1998
(781)_________________

                    VII. Letters Enclosed in Initial Mailing



     A.   Explanation

          Cover letters to accompany offering materials.

     B.   Method of Distribution

          Enclosed with the initial mailing.

     C.   Examples

                              (Trident Letterhead)


                                ___________, 1998




To Members and Friends of Revere Federal Savings :

     Trident Securities, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Revere Federal Savings ("Revere Federal") in its Conversion from a mutual savings bank to a mutual holding company from of organization whereby Revere Federal Savings will reorganize as a wholly-owned subsidiary of RFS Bancorp, Inc. (the "Company"). RFS Bancorp, Inc. will become the majority-owned subsidiary of Revere, MHC, a federal mutual holding company.

     At the request of Revere Federal, we are enclosing materials explaining the Reorganization process and your right to subscribe for shares of RFS Bancorp, Inc. common stock Please read the enclosed offering materials carefully before subscribing for stock.

     If you have any  questions,  please  call the Stock  Information  Center at
(781)________.

                                                        Sincerely,

                                                        TRIDENT SECURITIES, INC.



Enclosures

      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

Example 1***Sent to Customers with Subscription Rights and Voting Rights***

                       (Revere Federal Savings Letterhead)
                            __________________, 1998

Dear Valued Customer:

     Revere Federal Savings ("Revere Federal") is pleased to announce that it has received regulatory approval of its plan to reorganize from the mutual form of organization to the stock form of organization, whereby Revere Federal Savings will become a wholly-owned subsidiary of RFS Bancorp, Inc (the "Company"). RFS Bancorp, Inc. will become the majority-owned subsidiary of Revere, MHC, a federal mutual holding company. This reorganization is the most significant event in the history of Revere Federal Savings in that it allows customers, community members, directors and employees an opportunity to subscribe for stock in Revere Federal.

     For over 97 years, Revere Federal Savings has successfully operated as a mutual savings institution. We want to assure you that the reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage for deposits at Revere Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Revere Federal. Let us also assure you that the reorganization will not result in any changes in the management, personnel or the Board of Directors of Revere Federal.

     As one of our valued members, you have the opportunity to invest in Revere Federal's future by purchasing stock in Revere Federal Savings during the Subscription Offering, without paying a sales commission.

     If you decide to exercise your subscription rights to purchase shares, you must properly complete and return the endorsed stock order form together with full payment for the subscribed shares so that it is received by Revere Federal Savings not later than 12:00 p.m. Massachussetts Time on __________, 1998.

     Also, enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" Revere Federal's Plan of Reorganization. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.

     We have also enclosed a Prospectus and a Proxy Statement which fully describe Revere Federal, its management, board and financial strength and the Plan of Reorganization. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (781) .

         We look forward to continuing to provide quality financial services to you in the future.

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer


      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common Shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

Example 2***Sent to Former Account  Holders wiith  Subscription  Rights,  but no
            Voting Rights***

                       (Revere Federal Savings Letterhead)
                            ___________________, 1998

Dear Friend:

     Revere Federal Savings ("Revere Federal") is pleased to announce that it has received regulatory approval of its plan to reorganize from the mutual form of organization to the stock form of organization, whereby Revere Federal Savings will become a wholly-owned subsidiary of RFS Bancorp, Inc., (the "Company"). RFS Bancorp, Inc. will become the majority-owned subsidiary of Revere, MHC, a federal mutual holding company. This reorganization is the most significant event in the history of Revere Federal Savings in that it allows customers, community members, directors and employees an opportunity to subscribe for stock in Revere Federal.

     For over 97 years, Revere Federal Savings has successfully operated as a mutual savings institution. We want to assure you that the reorganization will not affect the terms, balances, interest rates or existing FDIC insurance coverage on Revere Federal Savings deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Revere Federal. Let us also assure you that the reorganization will not result in any changes in the management, personnel or the Board of Directors of Revere Federal.

     Our records indicate that you were a depositor of Revere Federal Savings on December 31, 1996 or September 30, 1998, but that you were not a member on __________, 1998. Therefore, under applicable law, you are entitled to subscribe for Common Stock in Revere Federal's Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Reorganization at a special meeting of members to be held on __________, 1998 and upon receipt of all required regulatory approvals.

     If you decide to exercise your subscription rights to purchase shares, you must return the properly completed original stock order form together with full payment for the subscribed shares so that it is received by Revere Federal Savings not later than 12:00 p.m. Massachussetts Time on __________, 1998.

     Enclosed is a Prospectus which fully describes Revere Federal, its management, board and financial strength. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(781) _________.

     We look forward to continuing to provide quality financial services to you in the future.

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer


      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

Example 3***Sent to Customers in states that are not Blue-Skyed***
                       (Revere Federal Savings Letterhead)

                           ____________________, 1998


Dear Member:

     As a qualified member of Revere Federal Savings ("Revere Federal"), you have the right to vote upon Revere Federal's proposed Plan of Reorganization and would generally have the right to subscribe for shares of Revere Federal Savings common. However, the Proposed Plan of Reorganization provides that Revere Federal Savings will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require Revere Federal Savings to register its common stock and/or its employees in order to sell its common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

     You may vote on the proposed Plan of Reorganization and we urge you to read the enclosed Proxy Statement and execute the enclosed Proxy. Questions regarding the execution of the Proxy should be directed to Revere Federal's Stock Information Center at (609) _________.


                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer

                             VIII. Marketing Letters

     A.   Explanation

          Letters sent out after initial mailing to prospects, meeting attendees and other targets designated by Revere Federal Savings and Trident.

     B.   Method of Distribution

          Mailed during offering period as needed.

     C.   Examples

Example 1***(Introductory Letter) (non-eligible prospects)

                       (Revere Federal Savings Letterhead)

                                  _______, 1998

Name
Address
City, State, Zip


Dear Name:

     You have probably read recently in the newspaper that Revere Federal Savings ("Revere Federal") will soon be converting from the mutual form of organization to the stock form of organization, whereby Revere Federal Savings will reorganize as a wholly-owned subsidiary of Revere., MHC (the "Company"). This Reorganization is the biggest step in the history of Revere Federal Savings in that it allows customers, community members, employees, officers and directors the opportunity to subscribe for common stock in Revere Federal.

     I have enclosed an Prospectus and a Stock Order Form that will allow you to subscribe for shares and possibly become a charter stockholder of Revere Federal Savings should you so desire. In addition, we will be holding several presentations for friends of Revere Federal Savings in order to review the Reorganization and the merits of becoming a charter stockholder of Revere Federal. You will receive an invitation shortly.

     I hope that if you have any questions you will feel free to call me or someone in Revere Federal's Stock Information Center at (609) ___-____. I look forward to seeing you at our presentation.

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer

      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

           This is not an offer to sell or a solicitation of an offer to buy Revere Federal Savings common stock. The offer is
          made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer,
          solicitation of an offer or sale of stock would be unlawful.

Example 2A***(Thank You Letter)

                       (Revere Federal Savings Letterhead)

                                ___________, 1998



Name
Address
City, State, Zip


Dear Name:

     On behalf of the Board of Directors and management of Revere Federal Savings , I would like to thank you for attending our recent presentation regarding the Revere Federal's reorganization and stock offering. We are enthusiastic and look forward to completing the Subscription and Community Offerings on or about _______, 1998.

     I hope that you will join me in being a charter stockholder, and once again thank you for your interest.

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer

      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

Example 2B***(Sorry You Were Unable to Attend)

                       (Revere Federal Savings Letterhead)

                              _______________, 1998


Name
Address
City, State, Zip


Dear Name:

     I am sorry you were unable to attend our recent presentation regarding Revere Federal Savings 's Reorganization from the mutual to the stock form of organization. The Board of Directors and management are committed to building long term stockholder value, and as a group we are investing over $1,520,000 of our own funds in Revere Federal Savings stock. We are enthusiastic about the stock offering and look forward to completing the Subscription and Community Offerings on or about _______, 1998.

     We have established a Stock Information Center to answer any questions regarding the stock offering. Should you require any assistance between now and the deadline of __________, I encourage you either to stop by any office of Revere Federal Savings or to call our Stock Information Center at (609 )
____________.

     I hope you will join me in becoming a charter stockholder of Revere Federal Savings .

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer

      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

Example 3***(Final Reminder Letter)

                       (Revere Federal Savings Letterhead)

                                ___________, 1998


Name
Address
City, State, Zip


Dear Name:

     Just a quick note to remind you that the deadline is quickly approaching for subscribing for stock in Revere Federal Savings . I hope you will join me in becoming a charter stockholder in Sea Isle City's newest publicly owned financial institution holding company.

     The deadline for subscribing for shares to become a charter stockholder is _______, 1998. If you have any questions, I hope you will call our Stock Information Center at (609) ____________.

     Once again, I look forward to having you join me as a stockholder of Revere Federal.

                                           Sincerely,

                                           James J. McCarthy
                                           President and Chief Executive Officer

      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

                              VIII. Proxy Reminder


     A.   Explanation

          A proxygram is used when the majority of votes needed to adopt the Plan of Reorganization is still outstanding. The proxygram is mailed to those "target vote" depositors who have not previously returned their signed proxy.

          The target vote depositors are determined by the Reorganization agent.

     B.   Example enclosed

B.   Example

================================================================================
                                P R O X Y G R A M

                                     (LOGO)

================================================================================

YOUR VOTE ON OUR PLAN OF REORGANIZATION HAS NOT BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN OF REORGANIZATION.

VOTING FOR THE PLAN OF REORGANIZATION WILL NOT AFFECT THE DEPOSIT INSURANCE COVERAGE OF YOUR ACCOUNTS. ALL ACCOUNTS WILL CONTINUE TO BE INSURED UP TO THE LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE PLAN OF REORGANIZATION DOES NOT OBLIGATE YOU TO BUY ANY SHARES.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL OR DELIVER IT TO AN OFFICE OF REVERE FEDERAL.

WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF REORGANIZATION.

THANK YOU!

================================================================================

                                                  THE BOARD OF DIRECTORS
                                         REVERE FEDERAL SAVINGS AND LOAN COMPANY
                                                OF REVERE FEDERAL SAVINGS

                           IX. Stock Purchase Reminder

     A.   Explanation

          A stockgram is used when subscription orders for stock are less than anticipated, or there is reason to believe that subscription orders will not reach the minimum of the offering range. The stockgram is mailed to those "Target Purchase" depositors whose subscription orders have not been received as of a certain date.

          The target purchase depositors are determined by Management, the Board and Trident.

     B.   Example enclosed

B.   Example

================================================================================

                                  STOCK G R A M

                                     (LOGO)

================================================================================


WE HAVE NOT YET RECEIVED YOUR STOCK ORDER REVERE FEDERAL SAVINGS .

YOUR PARTICIPATION IN THE STOCK OFFERING IS VERY IMPORTANT TO US. IF YOU HAVE ANY QUESTIONS REGARDING THE INVESTMENT, PLEASE CONTACT SOMEONE AT THE STOCK REORGANIZATION CENTER AT (609) ___-_____.

PURCHASING REVERE FEDERAL SAVINGS STOCK WILL NOT AFFECT THE DEPOSIT INSURANCE COVERAGE OF YOUR ACCOUNTS AT REVERE FEDERAL. ALL ACCOUNTS WILL CONTINUE TO BE INSURED UP TO THE LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

PLEASE ACT PROMPTLY! THE STOCK OFFERING CONCLUDES ON ________________, 1998. YOU MAY MAIL THE ENCLOSED STOCK ORDER FORM OR DELIVER IT TO AN OFFICE OF REVERE FEDERAL.

IN ADDITION, IF YOU HAVE NOT ALREADY VOTED WE RECOMMEND THAT YOU VOTE "FOR" THE PLAN OF REORGANIZATION AND RETURN YOUR PROXY CARD IMMEDIATELY. THANK YOU!

================================================================================

                                                 THE BOARD OF DIRECTORS
                                         REVERE FEDERAL SAVINGS AND LOAN COMPANY
                                                OF REVERE FEDERAL SAVINGS

      The shares offered in the Reorganization are not savings accounts or deposits and will not be insured by the Federal Deposit Insurance
                   Corporation or any other government agency.

    This is not an offer to sell or a solicitation of an offer to buy Revere
     Federal Savings common stock. The offer is made only by the Prospectus. There shall be no offer or sale of common shares in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.



                      X. Subscription Rights Special Notice


     A.   Explanation

          In an effort to educate depositors of Revere Federal Savings about their subscription rights and the possible violation or transfer of subscription rights which could occur, each member and friend will receive a special one-page notice. The notice should be printed on plain colored paper and will contain language from the Prospectus that discusses the transfer of subscription rights.

          A.   Example enclosed

                               SUBSCRIPTION RIGHTS

                                 SPECIAL NOTICE

     ANY TRANSFER OF, OR ATTEMPT TO TRANSFER, A SUBSCRIPTION RIGHT TO ANY OTHER PERSON IS ILLEGAL AND SUBJECT TO CIVIL FINES AND/OR PENALTIES AND EVEN CRIMINAL FINES AND/OR PENALTIES. REVERE FEDERAL SAVINGS INTENDS TO PROSECUTE VIGOROUSLY ANY TRANSFER OF, OR ATTEMPT TO TRANSFER, SUBSCRIPTION RIGHTS THAT COME TO ITS ATTENTION.

     IF YOU ARE CONTACTED BY ANYONE OFFERING TO GIVE YOU MONEY TO BUY STOCK IN EXCHANGE FOR TRANSFERRING THE STOCK TO THEM LATER, SHARE IN ANY WAY PROCEEDS UPON THE SALE OF THE STOCK, OR TRANSFER YOUR SUBSCRIPTION RIGHTS IN ANY OTHER WAY, PLEASE CALL US IMMEDIATELY AT (609) ___-____.